UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Aug. 31, 2005 (Aug. 25, 2005)

                                MONSANTO COMPANY
               (Exact Name of Registrant as Specified in Charter)


Delaware                           001-16167                    43-1878297
(State or Other                 (Commission              (I.R.S. Employer
Jurisdiction of                   File Number)            Identification Number)
Incorporation)

                          800 North Lindbergh Boulevard
                            St. Louis, Missouri 63167
                  (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code: (314) 694-1000

                             ---------------------

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03.  Creation of a Direct Financial Obligation.

     On August 25, 2005, Monsanto Company issued $314,490,000 principal amount of its 5 1/2% Senior Notes due 2025 (the "New Notes"), a form of which is filed as Exhibit 4.1 and incorporated herein by reference, in an exchange offer with holders of its 7 3/8% Senior Notes due 2012 (the "7 3/8% Notes"), which were issued in 2002. Monsanto also made cash payments to the exchanging holders of approximately $53 million, which included an early participation payment of approximately $4.6 million, which was paid to those holders who tendered their 7 3/8% Notes prior to the early participation date established under the exchange offer. Participation in the exchange was limited to holders of the 7 3/8% Notes who certified to Monsanto that they were "qualified institutional buyers," or "QIBs," as that term is defined in Rule 144A under the Securities Act of 1933, as amended. The New Notes were issued to the QIBs in a private placement.

     The total exchange price for each $1,000 principal amount of 7 3/8% Notes tendered, using a yield of 4.608%, was $1,163.39, consisting of $1,000 principal amount of New Notes and $168.09 in cash. The interest rate on the New Notes is 5 1/2% per annum. For purposes of the exchange offer, the yield on the New Notes is 5.539% per annum, and the issue price of the New Notes was $995.30, which was determined by reference to the yield on the designated 30-year benchmark security as of the specified pricing time, which was 4.439% per annum. Exchanging holders also received accrued interest on the 7 3/8% Notes to the settlement date, or $2.05 per $1,000 principal amount of the 7 3/8% Notes exchanged.

     The New Notes will mature on August 15, 2025. Interest on the New Notes accrues from August 25, 2005 and will be payable semi-annually, in arrears, on February 15 and August 15, beginning February 15, 2006, to the persons in whose names the New Notes are registered at the close of business on the February 1 or August 1 preceding the respective interest payment dates, except that interest payable at maturity shall be paid to the same persons to whom principal of the New Notes is payable. Interest will be computed on the New Notes on the basis of a 360-day year of twelve 30-day months.

     The New Notes constitute a series of debt securities issued under an indenture dated as of August 1, 2002, between Monsanto and The Bank of New York Trust Company, N.A., as successor trustee, which is filed as Exhibit 4.2 and incorporated herein by reference.

     The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The indenture does not limit our ability to incur additional indebtedness.

     The New Notes have been issued in fully registered form and are issuable in denominations of $1,000 and whole multiples of $1,000. The New Notes are represented by a global security registered in the name of a nominee of The Depository Trust Company.

     The New Notes are not subject to any sinking fund. They are senior unsecured obligations of Monsanto, ranking equally with our other unsecured and unsubordinated obligations. The New Notes are effectively subordinated to all liabilities of our subsidiaries, including trade payables. We may from time to time, without giving notice to or seeking the consent of the holders of the New

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Notes, issue notes having the same ranking and the same interest rate,  maturity and other terms as the New Notes. Any additional securities having such similar terms, together with the New Notes, will constitute a single series of securities under the indenture.

     The New Notes are redeemable, in whole or in part, at our option at any time or from time to time at a redemption price equal to the greater of:

     o    100% of the principal amount of the New Notes being redeemed, and

     o the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes being redeemed (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points plus, in each case, accrued and unpaid interest on the notes to the redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or
(ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

     "Reference Treasury Dealer" means (i) Banc of America Securities LLC, ABN AMRO Incorporated and Barclays Capital Inc. (or their respective affiliates which are Primary Treasury Dealers (as defined below)) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Monsanto will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by Monsanto.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. Notwithstanding the foregoing, installments of interest on New Notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the

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

registered holders as of the close of business on the relevant record date according to the New Notes and the indenture.

     Upon the occurrence of an event of default referred to in the indenture, the maturity of the New Notes may be accelerated, under the procedures and with the effects specified in the indenture.

     Monsanto has entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the firms who served as dealer managers in connection with the issuance of the New Notes, under which Monsanto has agreed to cause a registration statement to be filed with the Commission, and to use its best efforts to cause such registration statement to become effective, relating to senior notes of Monsanto, to be issued in exchange for the New Notes, which shall be on the same financial terms as the New Notes, but which will be registered under the Securities Act of 1933, as amended. Upon the occurrence of a "Registration Default," as defined in the Registration Rights Agreement, the interest on the New Notes will be increased by 0.25 percent per annum during the 90 day period immediately following the occurrence of any such Registration Default, which rate will increase by 0.25 percent at the end of each subsequent 90-day period of such Registration Default, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50 percent per annum. The form of the Registration Rights Agreement is filed as
Exhibit 4.3 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

     Monsanto Company furnishes the following additional exhibits relating to the issuance of the New Notes:

     4.1  Form of 5 1/2% Senior Notes due 2025 of Monsanto Company.

     4.2 Indenture, dated as of August 1, 2002, between Monsanto Company and The Bank of New York Trust Company, N.A., as successor trustee, under which the 5 1/2% Senior Notes have been issued.

     4.3 Form of Registration Rights Agreement, dated August 25, 2005, relating to 5 1/2% Senior Notes due 2025 of Monsanto Company.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 31, 2005                 MONSANTO COMPANY


                                       By:     /s/ Christopher A. Martin
                                          -------------------------------------
                                          Name:   Christopher A. Martin
                                          Title:   Assistant Secretary



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                                  EXHIBIT INDEX

No.  Document
---  --------

4.1  Form of 5 1/2% Senior Notes due 2025 of Monsanto Company.

4.2 Indenture, dated as of August 1, 2002, between Monsanto Company and The Bank of New York Trust Company, N.A., as successor trustee, under which the 5 1/2% Senior Notes have been issued.

4.3 Form of Registration Rights Agreement, dated August 25, 2005, relating to 5 1/2% Senior Notes due 2025 of Monsanto Company.



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